# Land, plant and equipment lease agreements

Lessor (Party A): Sichuan Renshou Shigao Tianfu Investment Co., Ltd.

Lessee (Party B): Sichuan Vtouch Technology Co., Ltd.

According to relevant national regulations, on the basis of voluntariness, equality, and mutual benefit, Party A and Party B have reached an agreement and signed the following contract regarding the continued leasing of Party A's legally owned land, factory buildings, and equipment to Party B for use, provided that the lease expires on October 31st, 2025:

## I. Leased Property Details

Due to the time required for the construction of Party B's new factory, and Party B's inability to complete the construction and use of the new factory buildings on time, Party A agrees to lease the land, factory buildings, and equipment to Party B for temporary production.

## II. Factory Building Lease Term

1. Lease term: 12 months, from November 1, 2025 to October 31, 2026.
2. Upon expiration of the lease term, Party A has the right to reclaim the leased land, factory buildings, and equipment for dismantling, and Party B shall return them on schedule.
3. Party B may terminate this contract early during this period without incurring liability for breach of contract.

## III. Payment Method of Rent and Security Deposit

1. Both parties agree that the monthly rent for the land, factory buildings, and equipment is RMB 400,000.
2. Once both parties sign the contract, the rent shall be paid monthly. Party B shall pay the rent for the following month to Party A before the 25th of each month.

IV. Other Expenses

During the lease period, the expenses for water, electricity, gas, telephone, and other communication services incurred in using the factory building shall be borne by Party B, and payment shall be made within three days of receiving receipts and invoices.

V. Requirements for Factory Building Use and Maintenance Responsibilities

1. During the lease term, if Party B discovers any damage or malfunction to the factory building and its ancillary facilities, Party B shall promptly notify Party A for repair. Party A shall carry out repairs within 3 days of receiving Party B's notification. If repairs are not carried out within the stipulated time, Party B may arrange for repairs, and the cost shall be borne by Party A.

2. During the lease term, Party B shall use and maintain the factory building and its ancillary facilities reasonably. If the factory building and its ancillary facilities are damaged or malfunction due to Party B's improper or unreasonable use, Party B shall be responsible for repairs. If Party B refuses to repairs, Party A may arrange for repairs, and the cost shall be borne by Party B.

3. During the lease term, Party A guarantees that the factory building and its ancillary facilities are in normal, usable, and safe condition. Party A shall notify Party B 3 days in advance of any inspections or maintenance of the factory building. The lessee shall cooperate during inspections and maintenance. The lessor shall minimize any impact on the lessee's use of the factory building.

VI. Subletting and Return of the Factory Building

1. During the lease term, the lessee shall not sublet the land, factory building, equipment, etc., to any other party.

2. Upon expiration of the lease term, the lessee must return the factory building on time; otherwise, the lessee shall bear all losses and consequences arising therefrom.

VII. Other relevant agreements during the lease period

1. During the lease term, both Party A and Party B shall abide by national laws and regulations and shall not use the leased factory premises for illegal activities.

2. During the lease term, Party A has the right to supervise and assist Party B in fire prevention, safety, and sanitation work.

3. During the lease term, Party B may renovate according to its own business characteristics, but in principle, it shall not damage the original factory structure. Renovation costs shall be borne by Party B, and Party A shall not provide any compensation.

4. During the lease term, Party B shall pay the rent and all other payable expenses on time. If payment is overdue for more than one month, Party A has the right to charge a 5% late payment fee and has the right to terminate the lease agreement.

VIII. Other Terms

1. During the lease term, if Party A terminates the contract prematurely and breaches the contract, Party A shall compensate Party B with three months' rent.

2. During the lease term, if any losses are incurred by Party B due to issues caused by Party A that affect Party B's normal operations, Party A shall bear all responsibilities and provide compensation.

IX. Matters not covered in this contract shall be resolved through mutual consultation between Party A and Party B in accordance with the law.

X. This contract is made in quadruplicate, with each party holding two copies. The contract shall come into effect after being sealed and signed.

Lessor:

Authorized Representative:

Signing Location:

Lessee:

Authorized Representative:

Signing Date: 2025.6.29